EXHIBIT 12.B TO FORM N-CSR

CERTIFICATION
PURSUANT TO SECTION 906
OF THE
SARBANES-OXLEY ACT

I, Roland G. Caldwell, Jr., President of Institutional Investor Trust (the "Registrant"), certify to the best of my knowledge that:

  The Registrant's periodic report on Form N-CSR for the period ended December 31, 2007 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and
  The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	February ____, 2011	/s/ Roland G. Caldwell, Jr.
Roland G. Caldwell, Jr., President (Principal Executive Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Institutional Investor Trust and will be retained by Institutional Investor Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.